Exhibit  1.1

BELIZE

                           THE INTERNATIONAL BUSINESS
                                  COMPANIES ACT

                            MEMORANDUM OF ASSOCIATION
                                       of

                    INTERNATIONAL TECHNOLOGY ENTERPRISES LTD.

                      An International Business Company

1.  Name:               INTERNATIONAL  TECHNOLOGY  ENTERPRISES  LTD.

2.  Registered:         56  Regent  Street,  Belize  City,  Belize
    Office

3.  Registered:         UNITED  OFFSHORE  SERVICES  LIMITED,  56  Regent
                        Street,  Belize  City,  Belize.

4.  Objects  of:        The  object  of  this  Company  is  to  engage
    Company             any  or  activity  not  prohibited  by  Law.

5.  Currency  of:       The  shares  in  the  Company  shall  be  issued
    Shares              in  the  currency  of  the  United  States  of  America.

6.  Authorised:         The  authorised  capital  of  the  Company  is
    Capital             $50,000.00 in the currency of  United  States of America
                        divided into 50,000 shares of $1.00 each. All shares are to be issued at par value of $1.00.

7.  Classes  of         The  Company  may  issue  shares  of  different
    Shares              classes  including  common  shares,  preferred,
                        limited and redeemable shares. All the initial authorised shares numbered 00001-50000 shall be issued as common shares.

8.  Designations:       The  directors  of  the  Company  are  etc.  authorised
    Powers              to  fix  any  and  all  designations,  powers,
                        Preferences, rights, qualifications, limitations and restrictions on the shares of the Company as they determine in their absolute discretion.

9.  Issuance of         Shares  in  the  Company  may  be  issued  either
    Shares              as  registered  shares  or  as  bearer  shares.


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The  undersigned  whose  name  and  address  is subscribed, is desirous of being formed  into  a  Company  in  pursuance  of  this  Memorandum  of  Association.

NAME  (S),   ADDRESS(ES)  AND  DESCRIPTION(S)  OF  SUBSCRIBER(S)



/s/ D. Waithe
-------------
UNITED  OFFSHORE  SERVICES  LIMITED
56  Regent  Street
Belize  City
Belize


Attorney-at-Law


DATED  this  27th  day  of  September,  2000



Witness  to  the  above  signature:     /s/  L. Gillets
                                        ---------------
                                        56  Regent  St.
                                        Belize  City
                                        Belize


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BELIZE

                           THE INTERNATIONAL BUSINESS
                                  COMPANIES ACT

                             ARTICLES OF ASSOCIATION

                                       of

                    INTERNATIONAL TECHNOLOGY ENTERPRISES LTD.

                        An International Business Company

                                 INTERPRETATION

           1. In these Articles, unless the subject or context otherwise requires, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:

     WORDS                    MEANINGS
The Act of the International  The  International  Business
Business  Companies  Act      Companies  Act  1990  as  amended
                              and  every  other  Act  for  the
                              time  being  in  force  concerning
                              International  Business  Companies
                              and  affecting  the  Company.

These  Articles               These  Articles  of  Association
                              as  now  framed  or  as  altered  from
                              time  to  time  by  the  procedure
                              laid  out  in  section  16  of  the
                              Act.

The  Company                  INTERNATIONAL  TECHNOLOGY  ENTERPRISES LTD.

The  Directors                The  Directors  for  the  time  being
                              of  the  Company.

The  Office                   The  registered office for the time being of
                              the  Company.

The  Agent                    The  registered agent for the time being
                              of  the  Company.

The  Seal                     The  common  seal  of  the  Company.

     Writing shall include printing lithography, photography and other modes of representing or reproducing words in a visible form.
Words importing the singular number only shall include the plural number, and vice versa.


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     Words importing the masculine gender only shall include the feminine gender and  vice  versa.


     Words  importing  persons  shall  include  bodies corporate and vice versa.

     Save as aforesaid, any words or expressions defined in the Act shall, except where the subject or context forbids, bear the same meaning in these Articles.

                                 PRIVATE COMPANY

           2. The Company is an International Business company, and accordingly

               (a) the right to transfer the shares of the Company is unrestricted by these Articles; and

               (b)  the  number  of  members  of the Company shall be unlimited.

                                     SHARES

          3. The initial capital of the Company is $50,000.00 in the currency of the United States of America divided into 50,000 shares of $1.00 each and divided into such classes as provided by clause 7 of the Memorandum of Association and the Company may from time to time by resolution of directors exercise the powers and provisions contained in sections 9 and 24 of the Act.

          4. The shares shall be under the control of the Directors, who may allot and issue the same to such persons on such terms and conditions and at such times as the Directors think fit, but so that no shares shall be issued unless the consideration in respect of the share is fully paid.

          5. The rights attached to any class of (unless otherwise provided by the terms of issue of the shares of that class) may, whether or right not the Company is being wound up, be varied with the consent in writing of the holders of three fourths of the issued shares of that class.

          6. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking therewith.


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          7.   If  two  or  more  persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other monies payable in respect of such share.

          8. The Company shall issue to every person whose name is entered as a member in the Register members without payment and within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares. Every certificate shall be issued in compliance with section 27(2)(a) or (b) of the Act. PROVIDED that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

          9. If a share certificate be defaced, worn out, destroyed or lost, it may be renewed on payment of a fee to be determined from time to time by the Directors and on such evidence being produced and such indemnity (if any) being given as the Directors shall require, and (in case of defacement or wearing out) on delivery up of the old certificate, and in any case on payment of out-of-pocket expenses of the Company of investigating evidence as Directors think fit.

                                      LIEN

          10. The Company shall have a first and paramount lien upon all shares registered in the name of any member, either alone or jointly with any other person, for his debts liabilities and engagements, whether solely or jointly with any other person, to or with the Company, and whether the period for payment, fulfillment or discharge thereof shall have exactly arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares. But the Directors may at any time declare any share to be exempt, wholly or partially, from the provisions of this Article.

               11. The Directors may sell the shares subject to any such lien at such time or times and in such manner as they think fit, but no sale shall be made until such time as the monies in respect of which such lien exists or some part thereof are or is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged,


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               and  until  a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfillment or discharge thereof and giving notice of intention to sell in default shall have been served on such member or the shares, and default in payment fulfillment or discharge shall have been made by him or them for fourteen days after such notice.

          12. To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

          13. The net proceeds of any such sale shall be in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the persons entitled to the shares at the date of the sale.

                            TRANSFER AND TRANSMISSION

          14. Subject to the provisions hereinafter contained shares in the Company shall be transferable by written instrument in the common form signed by the transferor and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of members in respect thereof.

          15. In case of the death of a member the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which has been jointly held by him with other persons.

          16. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, have respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.


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          17.  A  person  becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

          18. Notwithstanding the foregoing provisions, the Directors may decline to register:

               (a)  any  transfer of any shares on which the Company has a lien;

               (b) any transfer of share to a person of whom they do not approve.

          19. The Directors may also decline to recognize any instrument of transfer unless:

               (a) a fee of one dollar or such lesser sum as the Directors may from time to time require is paid to the Company in respect thereof; and

               (b) the instrument of transfer is signed by the transferor and is accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to shoe the right of the transferor to make the transfer.

          20. If the Directors refuse to register a transfer of any share they shall within two months of after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

          21. The registration of transfers may be suspended at such times and for such periods as the of Directors may from item to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

                              ALTERATION OF CAPITAL

          22. The Company may from time to time by resolution of directors increase or reduce the share capital and in the case of an increase by such sum, to be divided into shares of such amount, and into such classes and with such rights or limitations as the resolution shall prescribe pursuant to section 24 of the Act.


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          23.  The  new  shares  shall  be  subject  to the same provisions with reference to the lien, transfer, transmission, and otherwise as the shares in the original share capital.

          24. The Company may by resolution of directors exercise the powers contained in and provided by section 25 of the Act.

                                GENERAL MEETINGS

          25. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it; and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Directors shall appoint.

          26. All general meetings other than annual general meetings shall be called extraordinary general meetings.

          27. The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition,, or, in default, may be convened by such requisitionists, as provided by section 59 of the Act.

                         PROCEEDINGS AT GENERAL MEETINGS

          28. All business shall be deemed special that is transacted at an extraordinary general meeting, and all that is transacted at an annual general meeting, with the exception of sanctioning a dividend, the consideration of the accounts and balance sheet and the reports of the Directors and Auditors, the election of Directors and the appointment and fixing of the remuneration of the Auditors.

          29. No business shall be transacted at any general meeting unless a quorum of members is present when the meeting proceeds to business; same as herein otherwise provided such number of members present and holding or representing by proxy not less than one-third of the issued shares of the Company shall be a quorum. For purposes of this regulation a member shall be deemed to be present in the circumstances mentioned at section 59(3) of the Act.


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          30.  If  within half an hour from the time appointed for the meeting a quorum is not present, a the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

          31. The Chairman, if any, of the Board of Directors shall preside at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the members present shall, choose some
               Director, or if no Director be present, or if all the Directors present decline to take the chair, they shall choose some member present to be Chairman of the meeting.

          32. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

          33. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands of those members personally present and of those deemed present pursuant to section 59(3) of the Act unless a poll is (before or on the declaration of the result of the show of hands) demanded

               (a)  by  the  Chairman;  or

               (b) by at least three members present or deemed present or by proxy; or

               (c) by any member or members present in person or deemed present or by proxy and representing not less than one-third of the total voting rights of all the members having the right to vote at the meeting; or


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                    Unless  a  poll is so demanded a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

                    The  demand  for  a  poll  may  be  withdrawn.

               34. Except as provided in Article 36, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

               35. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

               36. No resolution shall have any validity or effect unless passed by the votes of members who together hold no less than sixty-five per cent (65%) of the issued shares.

               37. Any resolution of members determined on any general meeting and evidenced by writing under the hands of members of the company holding more than one half of the shares of the Company for the time being issued shall be as valid and effectual as a resolution of members duly passed at a general meeting of the Company duly convened and held.

                                VOTES OF MEMBERS

               38. Subject to any rights or restrictions for the time being attached to any class or classes of shares, every member present or deemed present shall have one vote for each share of which he is the holder, and on a poll every member shall have one vote for each share of which he is the holder.

               39. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of members.


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               40.  If  any  member  be of unsound mind or non compos mentis, he may vote by his committee, receiver, curator bonis or other legal curator, and such last-mentioned persons may give their votes either personally or by proxy.

               41. No objection shall' be raised to the qualification of any voter except at the meeting or meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

               42.  On  a poll votes may be given either personally or by proxy.

               43. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the of appointer is a corporation, either under seal, or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

               44. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company at least twenty-four hours before the time for holding the meeting or adjournment meeting, or taking of the poll at which the person named in the instrument of proxy shall not be treated as valid.

               45. An instrument appointing a proxy may be in the following form or in any other form which the Directors shall approve:

               46. Any corporation which is a member of the Company, may be resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.


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                                    DIRECTORS

               47. Unless otherwise determined by a general meeting the number of Directors shall be at least one and no more than ten.


               48. The first Directors shall be appointed in writing by the subscriber to the Memorandum of Association or if more than one by a majority of them.

               49. The remuneration of the Directors shall from time to time be determined by a resolution of directors. The Directors may also be repaid all traveling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any Committee of the Directors or general meetings of the Company or in connection with the business of the Company.

               50. The Company may in general meeting fix a qualification for Director, and unless and until so fixed there shall be no shareholding qualification for Directors of the Company.

               51. A Director of the Company may be or become a Director or any other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested a shareholder or otherwise, and no such Director shall accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs.

                               MANAGING DIRECTORS

               52. The Directors may from time to time appoint one or more of their member to be a Managing Director or Managing Directors of the Company, and may fix his or their remuneration either by way of salary or commission, or by conferring a right to participation in the profits of the Company or by a combination of two or more of those modes.

               53. Every Managing Director shall be liable to be dismissed or removed by the Board of Directors, another person may be appointed in his place. The Board may, however, enter into an agreement with any person who is or is about to become a Managing Director with regard to the length and terms of his employment, but so that the remedy of any such person for any breach of such agreement shall be in damages only, and he shall have no right or claim to continue in such office contrary to the will of the Directors or of the Company in general meeting.


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               54.  The  Directors  may  from time to time entrust to and confer upon a Managing Director all or any of he powers of the Directors (not including the power to borrow money or issue debentures) that they may think fit. But the exercise of such powers by such Managing Director shall be subject to all such regulations and restrictions as the Directors may from time to time make and impose, and the said powers may at any time be withdrawn, revoked or varied.

                               ALTERNATE DIRECTORS

               55. (1)Each Director shall have power from time to time to nominate another Director or any person, not being a Director, who has been approved for the purpose by a majority of the other Directors to act as his Alternate
                    Director and at his discretion to remove such Alternative Director.


                    (2) An Alternate Director shall (except as regards share qualification, power to appoint an Alternate Director and remuneration) be subject in all respects to the terms and conditions existing with reference to the other Directors, and shall be entitled to receive notices of all meetings of the Directors and to attend, speak and vote at any such meeting at which his appointer is not present.

                    (3) One person may act as Alternate Director to more than one Director and while he is so acting shall be entitled to a separate vote for each Director he is representing and, if he is himself a Director, his vote or votes as an Alternate Director shall be in addition to his own vote.

                    (4)Any appointment or removal of an Alternate Director may be made by cable, telegram, telex, facsimile or radiogram or in any other manner approved by the Directors. Any cable, telegram, telex, facsimile or radiogram shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.


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                    (5)If  a  Director  making any such appointment as aforesaid shall cease to be a Director, the person appointed by him shall thereupon cease to have any power or authority to act as an Alternate Director.

                    (6)A Director shall not be liable for the acts and defaults of any alternate Director appointed by him.



                    (7)An Alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote.

                         POWERS AND DUTIES OF DIRECTORS

               56. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in forming and registering the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of these Articles and of the Act, and the exercise of such powers shall be subject also to the control of any general meeting of the Company, but no resolution of the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been passed.

               57. The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

               58. A Director may vote in respect of any contract or proposed contract or arrangement with the Company notwithstanding that he may be interested therein provided that before the same is put to a vote he shall fully declare to the Directors the nature of his interest.

               59. A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may Determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his


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                    tenure  of  any  such  other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested by liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.

               60. Any Directors may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

               61. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director including a Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

               62. The Directors shall cause minutes to be made in books provided for the purpose

                    (a)  of  all appointments of officers made by the Directors;

                    (b) of the names of the Directors present at each meeting of the Directors;

                    (c) of all resolutions and proceedings at all meetings of the Company and of the Directors;

                    and any such minutes, if purporting to be signed by the Chairman of the meeting at which the said business was transacted, or by the Chairman of the next succeeding meeting shall be conclusive evidence without any further proof of the facts therein stated.

               63. All moneys, bills and notes belonging to the Company shall be paid to or deposited with the Company's bankers to an account to be opened in the name of the Company. Cheques on the Company's bankers, until otherwise from time to time resolved upon by the Directors, shall be signed by at least one Director.


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               64.  The  Directors  may  act  at  any  time  notwithstanding any vacancy  in  their  body.

                    65. The Directors shall. duly comply with the provisions of the Act, and in particular with the provisions as to the keeping, presentation and circulation of accounts, registration and keeping copies of mortgages and charges, keeping a register of Directors' holdings of shares and debentures, keeping the Register of Members, keeping a Register of Directors and entering all necessary particulars therein, and sending a copy thereof or a notification of any changes therein to the Registrar of

                    International Business Companies, and sending to such Registrar all required returns containing all such information and particulars and having annexed thereto all such documents as are required by the Act, together with any certificates required by the Act, notices as to increase or reduction of capital, returns of allotments and contract and other documents relating copies of resolutions and agreements, and other particulars connected with the above.

                          DISQUALIFICATION OF DIRECTORS

               66.  The  office  of  Director  shall  be vacated if the Director

                    (a) ceases to be a Director by virtue of section 43 of the Act; or

                    (b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

                    (c)  becomes  of  unsound  mind;  or

                    (d) becomes prohibited from being a Director by reason of any order made under the Act; or

                    (e)  resigns his office by notice in writing to the Company;
                         or

                    (f) shall for more than six months have been absent without the permission of the Directors from meetings of the Directors held during that period; or

                    (g) is removed from office by resolution of members or resolution of directors.


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               67.  The  Company  may from time to time by resolution of members increase or reduce the number Directors capable of appointment by Article 47.

               68. The Directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing Directors, but so the total number of Directors shall not at any time exceed the number fixed in accordance with these Articles. Any Director so appointed shall hold office only for the period stated by the Directors.

               69. The Company may by resolution of members of directors remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

               70. The Company may by resolution of members or of directors appoint another person in place of a Director removed from office under the immediately preceding Article, and without prejudice to the powers of the Directors under Article 96, the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

                            PROCEEDINGS OF DIRECTORS

               71. The Directors may meet together at such place as they may determine for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Questions arising at any meeting shall be decided by a majority of votes.

               72. The Directors shall not proceed to business unless there is present such of their number as represent not less than sixty-five per cent (65%) of the issued shares of the Company.

               73. A Director may, and on the requisition of a Director the Secretary shall, at any time summon a meeting of the Directors.

               74. The Directors may from time to time elect a Chairman of their meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

               75. The Directors may delegate any of their to committees consisting of such member of members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may be imposed on it by the Directors.

               76. A committee may elect a Chairman of its meetings; if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

               77. A Committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present.

               78. All acts bona fide done by any meeting of Directors, or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified to be a Director.

               79. A resolution in writing signed or approved letter telegram, telex, facsimile or cablegram by each Director or his Alternate, or by the members a committee shall be as valid and effectual as a resolution duly passed at a meeting of the Directors or of such committee. When signed a resolution may consist of several documents each signed by one or more of the persons aforesaid.

                                    SECRETARY

               80. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

               81. The Directors shall have power at any time and from time to time to appoint any person to be assistant or deputy secretary.

               82. No person shall be appointed or hold office as Secretary who is

                    (a)  the  sole  Director  of  the  Company;  or

                    (b) a corporation the sole Director of which is the sole Director of the Company; or

                    (c) the sole Director of a corporation which is the sole Director of the Company.

               83. A provision of the Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.



                                    THE SEAL

               84. The Directors shall provide for the safe custody of the seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the seal shall be affixed shall be signed by a Director and shall be countersigned by another Director or the Secretary.

                              DIVIDENDS AND RESERVE

               85. The Company may pursuant to section 36 of the Act declare dividends, but no dividends shall exceed the amount recommended by the Directors.

               86. The Directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

               87.  No  dividend  shall  be  paid otherwise than out of surplus.

               88. Subject to the rights of persons, if any, to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

               89. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of shares debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and distribution, the cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.



               90. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

               91. No dividend shall bear interest against the Company unless otherwise determined by the Company in general meeting.

                                    ACCOUNTS

               92. The Directors shall cause proper books of account to be kept with respect to:

                    (a) all sums of money received and expended by the Company, and the matters in respect of which the receipt and expenditure takes place;,

                    (b)  all  sales  and  purchases of goods by the Company; and

                    (c)  the  assets  and  liabilities  of  the  Company.

               Proper books shall not be deemed to be kept if there are not kept such books of accounts as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

               93. The books of account shall be kept at the registered office of the Company, or, at such other place or places as the Directors think fit, and shall always be open to the inspection of the

               94. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by statute or authorised by the Directors or by the Company in General Meeting.



               95. The Directors shall from time to time cause to be prepared and to be laid before the Company in general meeting proper profit and loss accounts for the period since the preceding account, or (in the case of the first account) since the incorporation of the Company, made up to date not more than six months before such meeting. Proper balance sheets, group accounts (if any) and reports shall also be made up in every year as to the date to which the profit and loss accounts are made up and shall be laid before the company in general meeting. The said accounts, balance sheets and reports shall contain such particulars as are prescribed by the Act and as are applicable to the Company.

               96. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the Auditor's report, shall not less than ten days before this date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every person entitled to receive the same.

                    Provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

                                      AUDIT

               97.  Auditors  may  be appointed by the directors of the Company.

                                     NOTICES

               98. A notice may be given by the Company to any member either personally or by cable, telegram, facsimile or telex. If not delivered personally a notice may be sent to such member at his registered address as appearing in the Register of Members or (if he has no registered address in Belize) to the address, if any, in Belize supplied by him to the Company for the giving of notices to him.

               99. Where a notice is sent by cable, telegram, facsimile or telex, service of the notice shall be deemed to have been effected on the day following the day of transmission.

               100. If  a member has no registered address in Belize and has not supplied to the Company an address in Belize for the giving of notices to him, notice addressed to him, and displayed in the registered office of the Company shall be deemed to be duly given to him on the day on which it is so displayed.

               101. A notice may be given by the Company to the joint holders of shares by giving the notice to the joint holder first named in the Register of Members in respect of the share.

               102. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives or trustees of such deceased or bankrupt member, at the address (if any) in Belize supplied for the purpose by such persons as aforesaid, or (until such an address has been supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

               103. Notice of every general meeting shall be given in any manner hereinbefore  authorised  to  meeting

                    (a) every member of the Company except those members who (having no registered address in Belize) have not supplied to the Company an address in Belize for the giving of notices to them;

                    (b) every person entitled to a share in consequence of the death or bankruptcy of a member, who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and other person shall be entitled to receive notices of general meetings.

                                   WINDING UP

               104. If  the  Company  shall be wound up, the Liquidator may with the sanction of a resolution of members and any other sanction required by the Act, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator, with the like sanction shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.



                                    INDEMNITY

               105. In addition to section 57 of the Act every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by the Act.


NAME(S),     ADDRESS(ES)  AND  DESCRIPTION(S)  OF  SUBSCRIBER(S)


/s/  D. Waithe
--------------
UNITED  OFFSHORE  SERVICES  LIMITED
56  Regent  Street,
Belize  City,
Belize.



Attorney-at-Law
DATED  this  27th  day  of  September  2000.

Witness  to  the  above  signature;     /s/  L. Gillets
                                        ------------------
                                        56  Regent  Street
                                        Belize  City,
                                        Belize